Exhibit (a)(xi)

ARTICLES SUPPLEMENTARY TO

ARTICLES OF INCORPORATION OF

LEUTHOLD FUNDS, INC.

The undersigned officers of Leuthold Funds, Inc., a corporation duly organized and existing under the Maryland General Corporation Law (the “Company”), do hereby certify:

FIRST:  That the name of the Company is Leuthold Funds, Inc.

SECOND:  That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.

THIRD:  That the following amendments to the Company’s Articles of Incorporation (the “Amendments”) were approved by a majority of the entire Board of Directors of the Company:

(A) increasing the number of authorized shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), by Five Hundred Million (500,000,000) shares of Common Stock, from Three Billion Five Hundred Million (3,500,000,000) authorized shares of Common Stock ($350,000 aggregate par value) to Four Billion (4,000,000,000) authorized shares of Common Stock ($400,000 aggregate par value);

(B) designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class J Common Stock” (the “Leuthold Global Industries Fund” or such other name designated by the Company’s Board of Directors), and designating Two Hundred Fifty Million (250,000,000) shares of the undesignated Common Stock, following the increase in authorized shares, as “Class JI Common Stock” (the “Leuthold Global Industries Fund Institutional Shares” or such other name designated by the Company’s Board of Directors); and

(C) authorizing and directing the filing of these Articles Supplementary for record with the State Department of Assessments and Taxation of Maryland (the “Department”).

FOURTH:  That the total number of shares of Common Stock that the Company has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c), and that the undesignated Common Stock, following the increase in authorized shares, was classified as Class J Common Stock and Class JI Common Stock by the Board of Directors under the authority contained in the Company’s charter.

FIFTH:  That immediately before the increase the total number of shares of stock of all classes that the Company had authority to issue was Three Billion Five Hundred Million (3,500,000,000) authorized shares of Common Stock ($350,000 aggregate par value), with the table below setting forth the total number of shares of Common Stock of each class immediately before the increase and the respective aggregate par value of such class.

Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class D Common Stock (Leuthold Asset Allocation Fund)	250,000,000	$25,000
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)	250,000,000	$25,000
Class E Common Stock (Leuthold Select Equities Fund)	250,000,000	$25,000
Class F Common Stock (Leuthold Undervalued and Unloved Fund)	250,000,000	$25,000
Class G Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class GI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class H Common Stock (Leuthold Global Clean Technology Fund)	250,000,000	$25,000
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)	250,000,000	$25,000
Class I Common Stock (Leuthold Hedged Equity Fund)	250,000,000	$25,000
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)	250,000,000	$25,000

SIXTH:  That as increased the total number of shares of stock of all classes that the Company has authority to issue is Four Billion (4,000,000,000) authorized shares of Common Stock ($400,000 aggregate par value), with the table below setting forth the total number of shares of Common Stock of each class as increased and the respective aggregate par value of such class:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock (Leuthold Core Investment Fund)	250,000,000	$25,000
Class AI Common Stock (Leuthold Core Investment Fund Institutional Shares)	250,000,000	$25,000
Class B Common Stock (Leuthold Select Industries Fund)	250,000,000	$25,000
Class C Common Stock (Grizzly Short Fund)	250,000,000	$25,000
Class D Common Stock (Leuthold Asset Allocation Fund)	250,000,000	$25,000
Class DI Common Stock (Leuthold Asset Allocation Fund Institutional Shares)	250,000,000	$25,000
Class E Common Stock (Leuthold Select Equities Fund)	250,000,000	$25,000
Class F Common Stock (Leuthold Undervalued and Unloved Fund)	250,000,000	$25,000
Class G Common Stock (Leuthold Global Fund)	250,000,000	$25,000
Class GI Common Stock (Leuthold Global Fund Institutional Shares)	250,000,000	$25,000
Class H Common Stock (Leuthold Global Clean Technology Fund)	250,000,000	$25,000
Class HI Common Stock (Leuthold Global Clean Technology Fund Institutional Shares)	250,000,000	$25,000
Class I Common Stock (Leuthold Hedged Equity Fund)	250,000,000	$25,000
Class II Common Stock (Leuthold Hedged Equity Fund Institutional Shares)	250,000,000	$25,000

Class	Number of Shares	Aggregate Par Value
Class J Common Stock (Leuthold Global Industries Fund)	250,000,000	$25,000
Class JI Common Stock (Leuthold Global Industries Fund Institutional Shares)	250,000,000	$25,000

SEVENTH:  That the first two sentences of Section A of Article IV of the Company’s Articles of Incorporation, as amended to date, are amended in their entirety to read as follows (Section A of Article IV shall otherwise remain the same):

“The aggregate number of shares of capital stock which the Corporation shall have authority to issue is Four Billion (4,000,000,000) shares, all with a par value of One Hundredth of a Cent ($0.0001) per share, to be known and designated as “Common Stock.”  The aggregate par value of the authorized shares of the Corporation is Four Hundred Thousand Dollars ($400,000).”

EIGHTH:  That the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class J Common Stock and Class JI Common Stock are as set forth in Section B of Article IV of the Company’s Articles of Incorporation, as amended to date.

NINTH:  These Articles Supplementary shall become effective as of the time they are accepted by the Department for record.

IN WITNESS WHEREOF, the undersigned officers of the Company who executed the foregoing Articles Supplementary hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties of perjury.

Dated this 10th day of May, 2010.

LEUTHOLD FUNDS, INC.

By:	/s/ Steven C. Leuthold
Steven C. Leuthold, President

Attest:	/s/ Roger Peters
Roger Peters, Assistant Secretary